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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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Carbo Ceramics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARBO CERAMICS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Shareholders of CARBO Ceramics Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of CARBO Ceramics Inc., will be held Tuesday, April 19, 2005, at 9:00 A.M. local time, at The Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas, for the following purposes:

     1. To elect seven Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2006 Annual Meeting.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

     3. To transact such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on February 15, 2005, are the only shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

By Order of the Board of Directors,

Paul G. Vitek
Secretary
March 15, 2005

IMPORTANT

Whether or not you expect to attend the meeting, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
IMPORTANT
PROXY STATEMENT
ANNEX A
PROXY

CARBO CERAMICS INC.
6565 MacArthur Boulevard
Suite 1050
Irving, Texas 75039

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of CARBO Ceramics Inc. (the “Company”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held April 19, 2005, at 9:00 A.M. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas.

The Company’s principal executive offices are located at 6565 MacArthur Boulevard, Suite 1050, Irving, Texas 75039. The telephone number at that address is (972) 401-0090.

The cost of preparing, assembling and mailing the proxy material, and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company does not intend to solicit proxies other than by use of the postal mail, but certain employees of the Company, without additional compensation, may use personal efforts, by telephone or otherwise, to obtain proxies. These proxy solicitation materials are being mailed on or about March 15, 2005, to all shareholders entitled to vote at the Annual Meeting.

A shareholder giving a proxy pursuant to this solicitation may revoke it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented at the Company’s 2006 Annual Meeting must be received by the Secretary of the Company no later than November 15, 2005, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

Record Date, Shares Outstanding and Voting

Only shareholders of record at the close of business on February 15, 2005, are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 16,004,797 shares of the Company’s Common Stock were issued and outstanding and entitled to be voted at the meeting.

Every shareholder is entitled to one vote for each share held with respect to each matter, including the election of Directors, which comes before the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of Directors. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR all Director nominees and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors. Broker non-votes and abstentions are not treated as votes cast or shares entitled to vote with respect to such proposals. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect each Director nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists as of February 15, 2005, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares.

Name and Address	Shares Beneficially
of Beneficial Owner	Owned
	Number	Percent
William C. Morris(1)	2,186,616	13.66%
100 Park Avenue
New York, New York 10017

Lewis L. Glucksman(2)	1,010,000	6.31%
Two Fifth Avenue, Apt. 16D/E
New York, New York 10011

Kayne Anderson Rudnick Investment Management, LLC(3)	912,376	5.70%
1800 Avenue of the Stars, Second Floor
Los Angeles, California 90067

Columbia Wanger Asset Management, L.P.(4)	876,000	5.47%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

Neuberger Berman, LLC(5)	868,215	5.42%
605 Third Avenue
New York, New York 10158

(1)	Shares shown as beneficially owned by Mr. Morris include 55,116 shares of Common Stock owned by certain charitable foundations as to which Mr. Morris disclaims any beneficial ownership.

(2)	Shares shown as beneficially owned by Mr. Glucksman include 90,000 shares of Common Stock owned by Mr. Glucksman’s wife as to which Mr. Glucksman disclaims any beneficial ownership.

(3)	Based on a Schedule 13G filed with the SEC as of December 31, 2004. Kayne Anderson Rudnick Management, LLC reported sole voting and dispositive power as to 912,376 shares.

(4)	Based on a Schedule 13G filed with the SEC as of December 31, 2004. Columbia Wanger Asset Management, L.P. reported sole voting and dispositive power as to no shares and shared voting and dispositive power as to 876,000 shares.

(5)	Based on a Schedule 13G filed with the SEC as of December 31, 2004. Neuberger Berman, LLC reported sole voting power as to 23,500 shares, shared voting power as to 666,845 shares and shared dispositive power as to 868,215 shares.

The following table sets forth the number of shares of Common Stock of the Company beneficially owned by each of the current Directors, Director nominees and executive officers, and by all Directors, Director nominees and executive officers as a group, as of March 1, 2005. Except as indicated, each holder has sole voting and dispositive power over the listed shares.

	Amount and Nature of		Percent of
	Beneficial Ownership		Common Stock
	Currently	Acquirable	Beneficially
	Owned	within 60 days	Owned
Directors and Director Nominees
Claude E. Cooke, Jr.	1,500	0	*
Chad C. Deaton	500	0	*
H. E. Lentz, Jr.(1)	4,000	0	*
William C. Morris(2)	2,186,616	0	13.66%
John J. Murphy	3,500	0	*
C. Mark Pearson	22,300	112,986	*
Robert S. Rubin	598,900	0	3.74%

Other Executive Officers
Mark L. Edmunds	200	12,943	*
Paul G. Vitek	1,500	30,470	*
Christopher A. Wright	50,499	20,427	*

Directors, Director Nominees and Executive Officers as a Group(1)(2)	2,869,515	176,826	18.83%

*	Less than 1% of total shares outstanding

(1)	Shares shown as beneficially owned by Mr. Lentz are held jointly by Mr. Lentz and his wife, with whom Mr. Lentz shares voting and dispositive power.

(2)	Shares shown as beneficially owned by Mr. Morris include 55,116 shares of Common Stock owned by certain charitable foundations as to which Mr. Morris disclaims any beneficial ownership.

ELECTION OF DIRECTORS

Nominees. A board of seven Directors is to be elected at the meeting. Each Director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are presently Directors of the Company. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a Director. Biographical information regarding each nominee is set forth on the following page.

	Business Experience
	During Past 5 Years and	Director
Name (Age)	Other Information	Since
William C. Morris (66)	Mr. Morris currently serves as Chairman of the Board of the Company. He is also Chairman of the Board of Directors of J. & W. Seligman & Co. Incorporated (a New York-based investment advisory firm); Chairman of the Board of Tri-Continental Corporation; and Chairman of each of the investment companies in the Seligman Group of Funds.	1987

Dr. Claude E. Cooke, Jr. (75)	Dr. Cooke is an independent practitioner of intellectual property law in Conroe, Texas. In December 2004, he retired from his position as “Of Counsel” to Baker Botts LLP (a Houston-based law firm). He was a Partner with the law firm Hutcheson & Grundy LLP from 1996 to 1997 and Of Counsel with the law firm Pravel, Hewitt, Kimball & Krieger from 1990 to 1996. Dr. Cooke was employed by Exxon Production Research Company from 1954 to 1986, and is the inventor of sintered bauxite, the original ceramic proppant.	1996

Chad C. Deaton (52)	Since October 2004, Mr. Deaton has served as Chairman of the Board and Chief Executive Officer of Baker Hughes, Inc. (an oilfield services company). From August 2002 to October 2004, he served as President, Chief Executive Officer, and a Director of the Hanover Compressor Company. Mr. Deaton was a Senior Advisor to Schlumberger Oilfield Services from 1999 to 2001. Mr. Deaton was employed in a variety of positions by Schlumberger Oilfield Services and/or its affiliates from 1976 through 1999, including as Executive Vice President of Schlumberger Oilfield Services from 1998 to 1999.	2004

H. E. Lentz, Jr. (60)	Since January 2004, Mr. Lentz has served as an Advisory Director to Lehman Brothers Inc. (a New York-based investment banking firm) (“Lehman”). Mr. Lentz was a consultant to Lehman from January 2003 to December 2003. Mr. Lentz was a Managing Director of Lehman, and a Principal in its Merchant Banking Group, from 1998 to 2002. Mr. Lentz is a Director of Rowan Companies, Inc. and Peabody Energy Corporation.	2003

John J. Murphy (73)	Mr. Murphy is a Director of W.R. Grace & Co. and ShawCor Ltd. Mr. Murphy was Chairman of the Board of Dresser Industries, Inc. (a provider of energy services and products) in 1996. He served as Chairman and Chief Executive Officer of Dresser Industries, Inc. from 1983 to 1995 and was President of Dresser Industries, Inc. from 1982 to 1992.	1996

Dr. C. Mark Pearson (49)	Dr. Pearson currently serves as President and Chief Executive Officer of the Company. Dr. Pearson served as the Company’s Vice President, Marketing & Technology, from March 1997 to 2001. Prior to joining the Company, Dr. Pearson was an Associate Professor of Petroleum Engineering at the Colorado School of Mines from 1995 to March 1997. Dr. Pearson held various positions with Atlantic Richfield Company from 1984 to 1995.	2001

Robert S. Rubin (73)	Mr. Rubin currently serves as a Senior Vice President of JPMorgan Chase & Co. (a New York-based financial holding company) and its predecessor firm. Mr. Rubin was a Managing Director of Salomon Smith Barney (an investment banking firm) and predecessor firms from 1989 to 2001.	1997

The Board of Directors has determined that each of the following Directors is independent within the meaning of the applicable rules of the SEC and the listing standards of the New York Stock Exchange (the “NYSE”):

William C. Morris
Dr. Claude E. Cooke, Jr.
Chad C. Deaton
H. E. Lentz, Jr.
John J. Murphy
Robert S. Rubin

The Board has evaluated the independence of the members of the Board under the independence standards promulgated by the New York Stock Exchange (the “NYSE”). In conducting this evaluation, the Board considered transactions and relationships between each director nominee or his immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such director nominee is independent. Based upon that evaluation, the Board determined that Messrs. Morris, Cooke, Deaton, Lentz, Murphy and Rubin have no material relationship with the Company and, thus, are independent. In determining the independence of Mr. Deaton, the Board specifically considered his employment as Chairman of the Board and Chief Executive Officer of Baker Hughes, Inc. and concluded that such employment was not inconsistent with a determination that Mr. Deaton is independent. In determining the independence of Mr. Lentz, the Board specifically considered his employment as an Advisory Director to Lehman and Lehman’s ongoing provision of brokerage services to the Company, and concluded that such employment was not inconsistent with a determination that Mr. Lentz is independent.

Please see the Company’s Annual Report on Form 10-K for information about the Company’s executive officers.

Interested parties may contact the Board of Directors, or the non-management Directors as a group, at the following address:

Board of Directors
Or
Non-Management Directors
c/o CARBO Ceramics Inc.
6565 MacArthur Boulevard
Suite 1050
Irving, Texas 75039

Communications may also be sent to individual Directors at the above address. Communications to Directors will be reviewed and referred in compliance with the Procedures for Unsolicited Communications, as approved by the Nominating and Corporate Governance Committee of the Board of Directors on July 12, 2004. Communications to the Board, the non-management Directors or any individual Director that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee. Other communications will be referred to the appropriate committee chairman and may also be sent, as appropriate, to the Company’s Chief Compliance Officer.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

The Board of Directors met four times during the last fiscal year. Each Director attended at least 75% of all meetings of the Board of Directors and the committees of which such Director is a member. Although there is no formal policy as to Director attendance at the Annual Meeting of Shareholders, all Directors attended the 2004 Annual Meeting of Shareholders, and all are anticipated to attend the 2005 Annual Meeting as well.

The Board of Directors has an Audit Committee comprised of five members, and Compensation and Nominating and Corporate Governance Committees, each of which is comprised of six members. The charters of each of these committees and the Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at www.carboceramics.com or by writing to the Company at: CARBO Ceramics Inc., c/o Chief Corporate Counsel, 6565 MacArthur Blvd., Suite 1050, Irving, Texas 75039. A copy of the Audit Committee’s charter is also attached as Annex A to this Proxy. The Board of Directors votes annually on the membership and chairmanship of all Committees.

The Audit Committee consists of Robert S. Rubin (Chairman), Dr. Claude E. Cooke, Jr., Chad C. Deaton, H.E. Lentz, Jr. and John J. Murphy. The Committee met eight times during the last fiscal year. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE. The Board of Directors has also determined that Robert S. Rubin meets the requirements for being an “audit committee financial expert,” as that term is defined by applicable SEC rules. The Audit Committee appoints and retains the Company’s independent auditors, approves the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors’ report, considers comments made by the independent auditors with respect to the Company’s internal control structure, and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Audit Committee also conducts the review of the non-audit services provided by the independent auditors to determine their compatibility with the auditors’ independence. The Audit Committee reviews the independent auditors’ performance, qualification, and quality control procedures, and establishes policies for: (i) the pre-approval of audit and permitted non-audit services by the independent auditors; (ii) the hiring of former employees of the independent auditors; and (iii) the submission and confidential treatment of concerns from employees or others about accounting, internal controls, auditing or other matters. The Audit Committee reviews with management the Company’s disclosure controls and procedures and internal controls over financial reporting, and the processes supporting CEO and CFO certifications. It also reviews with management and the independent auditors the company’s critical accounting policies. The Audit Committee reviews the Company’s annual and quarterly SEC filings and other related Company disclosures. The Board established, and the Audit Committee oversees, the Code of Business Conduct and Ethics and reviews the Company’s compliance with the Code as well as with legal and regulatory matters. In performing these duties, the Audit Committee has full authority to: (i) investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company; (ii) retain outside legal, accounting or other consultants to advise the committee; and (iii) request any officer or employee of the Company, the Company’s in-house or outside counsel, internal auditor, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Compensation Committee consists of John J. Murphy (Chairman), Dr. Claude E. Cooke, Jr., Chad C. Deaton, H. E. Lentz, Jr., William C. Morris and Robert S. Rubin. The Committee met three times during the last fiscal year. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE. The Compensation Committee (i) establishes policies relating to the compensation of executive officers and key management employees of the Company; (ii) reviews and approves the compensation of the President and Chief Executive Officer; (iii) reviews and approves the President and Chief Executive Officer’s recommendations with respect to incentive compensation awards; and (iv) oversees the administration of the Company’s restricted stock and stock option plans. The Compensation Committee also evaluates and approves post-service arrangements with management, appoints and monitors named fiduciaries, establishes and reviews periodically the Company perquisite policies for management and Directors. In performing its duties, the Compensation Committee has ultimate authority and responsibility to engage and terminate any outside consultant to assist in determining appropriate compensation levels for the Chief Executive Officer or any other member of the Company’s management and to approve the terms of any such engagement and the fees of any such consultant. In addition, the Committee has full access to any relevant records of the Company and may also request that any officer or other employee of the Company (including the Company’s senior compensation or human resources executives), the Company’s in-house or outside counsel, or any other person meet with any members of, or consultant to, the Committee.

The Nominating and Corporate Governance Committee consists of William C. Morris (Chairman), Dr. Claude E. Cooke, Jr., Chad C. Deaton, H. E. Lentz, Jr., John J. Murphy and Robert S. Rubin. The Committee met twice during the last fiscal year. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the NYSE. The Nominating and Corporate Governance Committee establishes the Company’s corporate governance principles and guidelines. These principles and guidelines address, among other matters, the size, composition and responsibilities of the Board of Directors and its Committees, including their oversight of management and consultations with management. The Committee also advises the Board of Directors with respect to the charters, structures, and operations of the various Committees of the Board of Directors. The Nominating and Corporate Governance Committee oversees the evaluation of the Board of Directors and senior executives of the Company, and reviews Company succession planning periodically. The Committee has full access to any relevant records of the Company and may retain outside consultants to advise it. The Committee has the ultimate authority and responsibility to engage or terminate any outside consultant to identify Director candidate(s) and to approve the terms and fees of such engagement of any such consultant. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel, or any other person meet with any members of, or consultant to, the Committee.

The Company’s Board of Directors has charged the Nominating and Corporate Governance Committee with identifying individuals qualified to become members of the Board and recommending Director nominees for each Annual Meeting of Shareholders, including the recommendation of nominees to fill any vacancies on the Board of Directors. The Nominating and Corporate Governance Committee considers Director candidates suggested by its members, other Directors, senior management and shareholders. Shareholders desiring to make such recommendations should timely submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Chairman, Nominating and Corporate Governance Committee of the Board of Directors of CARBO Ceramics Inc., 6565 MacArthur Boulevard, Suite 1050, Irving, Texas, 75039. To assist it in identifying Director candidates, the Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing “background reviews” of potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board of Directors is then seeking. In 2004, the Board of Directors did not retain any search firms or other advisors.

All Director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards (including independence standards). The Board of Directors recognizes the importance of soliciting new candidates for membership on the Board of Directors and that the needs of the Board of Directors, in terms of the relative experience and other qualifications of candidates, may change over time. In determining the needs of the Board of Directors and the Company, the Committee considers the qualifications of sitting Directors and consults with other members of the Board of Directors (including as part of the Board’s annual self-evaluation), the CEO, and other members of senior management and, where appropriate, external advisors. All Directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board of Directors and its various committees, as well as in less formal contacts with management. Director candidates, other than sitting Directors, are interviewed at the direction of the Committee, which may include (at the Committee’s direction) interviews by the Chairman of the Board of Directors, other Directors, the CEO and other key management personnel, and the results of those interviews are considered by the Committee in its deliberations.

The members of the Nominating and Corporate Governance Committee constitute the non-management Directors on the Company’s Board of Directors. As the Chairman of the Nominating and Corporate Governance Committee, William C. Morris serves as the presiding Director for non-management executive sessions of these Directors.

REPORT OF THE AUDIT COMMITTEE

The Committee met eight times during the last fiscal year. The Committee reviewed with management and the independent auditors the interim financial information included in the March 31, 2004; June 30, 2004; and September 30, 2004 Quarterly Reports on Form 10-Q prior to their filing with the Securities and Exchange Commission. In addition, the Committee reviewed all earnings releases with management and the independent auditors prior to their release.

Consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, the independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence. The Committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee has reviewed with management the audited financial statements in the Company’s Annual Report on Form 10-K, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company’s accounting principles and such other matters appropriate for discussion with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors their independence from management and the Company and considered the compatibility of non-audit services with the auditor’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee and the Board have also approved, subject to shareholders’ ratification, the selection of the Company’s independent auditors.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CARBO Ceramics Inc. Audit Committee

Robert S. Rubin, Chairman
Dr. Claude E. Cooke, Jr.
Chad C. Deaton
H. E. Lentz, Jr.
John J. Murphy

March 1, 2005

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Policy. The goal of the Company’s compensation policy is to ensure that executive compensation is related to and supports the Company’s overall objectives of improving profitability and enhancing shareholder value. To achieve this goal, the Compensation Committee has adopted the following guidelines to direct compensation decisions:

•	Provide a competitive compensation package that enables the Company to attract and retain superior management personnel;

•	Relate compensation to the performance of the Company and the individual; and

•	Align employee objectives with the objectives of shareholders by encouraging executive stock ownership.

Elements of Compensation. The Committee believes that the above objectives are best achieved by combining current and deferred cash compensation with equity based compensation. The Company’s compensation program for executive officers and other key managers consists of (i) base salary; (ii) performance-based current and deferred bonuses based upon individual performance and the Company’s net income before tax; (iii) restricted stock grants under the Company’s 2004 Long-Term Incentive Plan (the “Restricted Stock Plan”) and option grants under the Company’s 1996 Stock Option Plan for Key Employees (the “1996 Option Plan”) and the 1996 Stock Option Plan of Pinnacle Technologies, Inc., as amended and restated May 31, 2002 (the “Pinnacle Option Plan”, and together with the 1996 Option Plan, the “Stock Option Plans”, and the Stock Option Plans together with the “Restricted Stock Plan,” the “Stock Plans”); and (iv) matching and discretionary contributions under the Company’s Savings and Profit Sharing Plan. As of December 31, 2004, only 26,500 shares of common stock remained available to be granted under the 1996 Option Plan and no shares remained available under the Pinnacle Option Plan. It is, therefore, not anticipated that grants under these plans will be a significant element of compensation in the future.

Base Salary. Executives’ base salary levels are reviewed annually to determine whether they are near the median range for persons holding similar positions with companies that are of a similar size and nature and that are also included in the S&P Small Cap 600 Index, Oil and Gas Equipment and Services sub-industry group (“Similar Companies”). It is the goal of the Compensation Committee to set salary ranges for the Company’s executive officers at the 50th percentile when compared to these Similar Companies. The Compensation Committee uses various salary surveys, prepared by independent compensation analysts, to determine the salary level that falls at the 50th percentile. Individual salaries are established within the established base salary range based on individual performance in the most recently completed twelve months, subject, in each of Dr. Pearson’s and Mr. Wright’s case, to the floor contemplated in their employment agreements.

Current and Deferred Bonuses. Since the inception of the Company, it has been management’s objective to have a significant portion of key employee compensation be performance-based. In order to achieve this objective, the Company established the CARBO Ceramics Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) in 1987. Upon its formation in 1996, the Compensation Committee reviewed and ratified the Incentive Compensation Plan. The Incentive Compensation Plan was subsequently modified effective January 1, 2004.

The Incentive Compensation Plan provides for incentive payments to key managers based on components of both Company and individual performance. For each plan year, target incentive payments (stated as a percentage of base salary) are determined for each plan participant based on a review and comparison of both internal and external compensation data. A key factor in determining target incentive payments is a comparison of total cash compensation to the 75th percentile of the total cash compensation of the same category of employee in similarly situated companies. In addition, a target is established annually for the Company’s net income before tax. Payments to plan participants are calculated based on a formula that takes into consideration the individuals’ performance relative to predetermined performance objectives, as assessed by their immediate supervisors (and subject to second level review), and the Company’s actual performance relative to the net income target. The Compensation Committee has the ultimate authority to establish the Company net income target and individual target incentive payments. In order to enhance the retention of key employees, it is intended that a portion of the amount awarded under the Incentive Compensation Plan be paid on a deferred basis over a three year period and be subject to forfeiture if the key employee’s employment with the Company ceases for any reason other than death, permanent disability or normal retirement. In 2004, the portion of incentive compensation that was deferred for executive officers, excluding Dr. Pearson and Mr. Wright, was 50 percent. Mr. Wright’s annual bonus is determined in accordance with his employment agreement and is based on Pinnacle’s pre-tax earnings.

Stock Options and Restricted Stock. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when executives are provided with an opportunity to acquire a proprietary interest in the Company through ownership of the Company’s Common Stock. Accordingly, key employees and executive officers are eligible to participate in the Stock Plans whereby they are granted either restricted shares of the Company’s Common Stock pursuant to the Restricted Stock Plan or options to purchase shares of the Company’s Common Stock in the future at a price that is specified at the time of the grant pursuant to the Stock Option Plans.

Individual grants under the Restricted Stock Plan are determined based on individual and Company performance. The Compensation Committee will only grant awards in a calendar year if the Company’s net income in the immediately preceding calendar year was greater than zero, other than inducement awards granted to persons who become employees of the Company during such calendar year. Stock options have been granted in the past pursuant to the Stock Option Plans with an exercise price of no less than the fair market value on the date of the grant and exercisable in four equal consecutive annual installments beginning one year after the date of the grant. Individual stock option grants have been determined in the past based on individual and Company performance, and have historically not been granted on a set periodic schedule.

CEO Compensation. C. Mark Pearson was appointed to the position of President and Chief Executive Officer of the Company effective April 10, 2001. Dr. Pearson’s compensation package has been designed to encourage short and long-term performance in line with shareholder interests. Dr. Pearson has an employment agreement with the Company that runs through December 31, 2005, and extends automatically for successive one-year periods unless the Company or Dr. Pearson gives notice to the contrary. Under the terms of the agreement, Dr. Pearson will receive an annual base salary of not less than $200,000 per year and an incentive bonus based on the net income before tax generated by the Company, as set forth in his employment agreement. In light of the existence of the employment agreement between the Company and Dr. Pearson, none of the incentive bonus earned under the terms of the agreement is deferred. The Compensation Committee believes that Dr. Pearson’s total compensation (inclusive of salary, annual bonus and equity grants) is reflective of his position and responsibility and that he is paid comparably to chief executive officers of Similar Companies.

Internal Revenue Code Section 162(m). Internal Revenue Code Section 162(m), and the regulations thereunder, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company’s most highly compensated officers. Section 162(m) does not however, disallow a deduction for qualified “performance-based compensation,” the material terms of which are disclosed to and approved by shareholders. The Company’s policy is to carefully monitor the potential impact of Section 162(m) on the tax deductibility of executive compensation, and to pay executive compensation that may not be deductible only if it believes it is necessary and appropriate in light of the Company’s compensation objectives and in the interests of the Company and its shareholders.

CARBO Ceramics Inc. Compensation Committee

John J. Murphy, Chairman
Dr. Claude E. Cooke, Jr.
Chad C. Deaton
H. E. Lentz, Jr.
William C. Morris
Robert S. Rubin

March 1, 2005

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to its Directors and employees, including its Chief Executive Officer, Chief Financial Officer, and Controller. The Code of Business Conduct and Ethics, including future amendments, is available free of charge on the Company’s website at www.carboceramics.com or by writing to the Company at: CARBO Ceramics Inc., c/o Chief Corporate Counsel, 6565 MacArthur Blvd., Suite 1050, Irving, Texas 75039. The Company will also post on its website any waiver under the Code of Business Conduct and Ethics granted to any of its Directors or executive officers. No such waivers were requested or granted in 2004.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning annual compensation for the Company’s Chief Executive Officer and executive officers whose total salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during the year ended December 31, 2004.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
				Restricted	Number of	All
				Stock	Securities	Other
	Annual Compensation			Awards	Underlying	Compen
Name and Principal Position	Year	Salary	Bonus(1)	($)(2)	Options	-sation(3)
C. Mark Pearson, President	2004	$261,250	$556,520	$183,786	—	$19,617
and Chief Executive Officer	2003	220,000	359,210	—	—	18,322
	2002	200,000	216,471	—	—	16,464

Paul G. Vitek, Senior Vice President of	2004	173,750	211,106	87,547	—	19,617
Finance & Administration and	2003	170,000	182,000	—	—	18,322
Chief Financial Officer	2002	160,000	182,000	—	—	16,464

Mark L. Edmunds, Vice President of	2004	163,250	187,329	82,580	—	19,617
Operations	2003	158,000	140,000	—	10,000	18,322
	2002	112,500	95,000	—	40,000	1,875

Christopher A. Wright, President of	2004	158,000	99,262	79,475	—	14,795
Pinnacle Technologies, Inc., Vice	2003	150,000	80,040	—	—	9,607
President of CARBO Ceramics Inc.(4)	2002	87,500	—	—	40,000	2,625

(1)	For Messrs. Vitek and Edmunds, bonus includes deferred amounts under the Company’s Incentive Compensation Plan, which are payable in equal annual amounts over a consecutive three-year period, and may be forfeited to the Company under certain circumstances. The deferred portion of the bonus for Messrs. Vitek and Edmunds was $105,553 and $93,665, respectively, for 2004; $95,000 and $85,000, respectively, for 2003; and $95,000 and $50,000, respectively, for 2002. $14,000 of Mr. Wright’s bonus for 2003 was deferred under the same terms as the foregoing executive officers’ deferred bonuses.

(2)	Amounts granted for 2004 represent the dollar value of 2,960, 1,410, 1,330 and 1,280 shares of restricted stock awarded in 2004 to Dr. Pearson and Messrs. Vitek, Edmunds and Wright, respectively, pursuant to the Restricted Stock Plan, based on the closing price of the Company’s common stock on the date of grant (April 14, 2004) of $62.09 per share. As of December 31, 2004, Dr. Pearson held 2,960 shares of restricted stock valued at $204,240; Mr. Vitek held 1,410 shares of restricted stock valued at $97,290; Mr. Edmunds held 1,330 shares of restricted stock valued at $91,770; and Mr. Wright held 1,280 shares of restricted stock valued at $88,320, based on the closing market price of the Company’s common stock on December 31, 2004, of $69.00 per share. Shares of restricted stock granted pursuant to the Restricted Stock Plan are subject to transfer restrictions and forfeiture during the three-year period following the grant. Generally, one-third of the shares subject to each award will vest (i.e., will no longer be subject to transfer restrictions or forfeiture) on each of the first three anniversaries of the grant date. Generally, awards that have not vested will be forfeited upon any termination of employment other than termination due to death or disability, in which case the awards will continue to vest for one additional year following such termination as if the officer were still employed. The officers may not vote any restricted shares while such shares are subject to forfeiture. To encourage officers to retain their ownership of the Company’s stock, the Compensation Committee may provide (and has so provided in the grants reported above) that officers’ restricted shares will continue to be subject to transfer restrictions for an additional two-year period, except that if an officer’s employment terminates prior to the end of such two-year period, the shares will cease to be subject to transfer restrictions at the time of termination. All shares of restricted stock will vest upon a change of control of the Company. Dividends will be paid with respect to restricted shares granted pursuant to the Restricted Stock Plan.

(3)	Consists of Company contributions to the savings and profit sharing plan.

(4)	Mr. Wright’s employment with the Company began on May 31, 2002.

The following table sets forth certain information concerning options exercised during 2004 and presents the value of unexercised options held by the named executives at December 31, 2004:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options	Options
	Shares		At Fiscal Year-	at Fiscal Year-End
	Acquired		End	Exercisable (E)/
	on Exercise		Exercisable (E)/	Unexercisable
Name	(#)	Value Realized	Unexercisable (U)	(U)
C. Mark Pearson	50,000	$1,990,000	87,000E	$3,066,500E
			25,000U	862,000U
Paul G. Vitek	25,000	1,067,107	22,500E	775,800E
			7,500U	258,600U
Mark L. Edmunds	22,500	498,994	—E	—E
			27,500U	809,800U
Christopher A. Wright	—	—	20,000E	712,000E
			20,000U	712,000U

EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with Dr. Pearson pursuant to which Dr. Pearson is employed as President and Chief Executive Officer of the Company. The agreement is in an extension period and runs through December 31, 2005, and further extends automatically for successive one-year periods unless the Company or Dr. Pearson gives notice to the contrary. During the term of this agreement, Dr. Pearson will receive an annual base salary of not less than $200,000, and an incentive bonus for each fiscal year equal to the sum of (a) 0.5% of the Company’s earnings before interest and taxes for such fiscal year (“EBIT”) up to $20,000,000 plus (b) 1.0% of EBIT in excess of $20,000,000. Dr. Pearson will also be entitled to continue to participate in all benefit plans available to other executive officers of the Company during the employment term, other than the Company’s Incentive Compensation Plan. In the event of Dr. Pearson’s death or disability during the employment term, Dr. Pearson, or his estate, will receive a prorated incentive bonus for the year in which his employment terminates.

In the event that Dr. Pearson’s employment is terminated by the Company without cause during the employment term, Dr. Pearson will receive two years base salary, payable in installments, and a prorated incentive bonus. Any unvested stock options that he holds under the Company’s stock option plan (until expiry of all vesting periods under this now-terminated plan) will vest immediately and all of his outstanding options, if any, under the Company’s stock option plan will be exercisable for a period of 30 days following termination. In the event that Dr. Pearson’s employment is terminated by the Company, or that Dr. Pearson voluntarily terminates his employment, in either case for good reason, during the one-year period following a change in control of the Company, Dr. Pearson will receive two years base salary, payable in installments, and a prorated incentive bonus (based on the previous year’s bonus). Any unvested stock options that he holds under the Company’s stock option plan will vest immediately, and all of his outstanding options under the Company’s stock option plan will be exercisable for a period of 30 days following termination. In the event that Dr. Pearson’s employment is terminated for any other reason, Dr. Pearson will receive his base salary earned to the date of termination, including any earned but unused vacation. Any stock options that he holds will terminate in accordance with the terms of the Company’s stock option plan. Dr. Pearson’s employment agreement also contains a two-year non-competition covenant and a one-year non-solicitation covenant (with regard to employees, suppliers and clients), both of which become effective upon termination of Dr. Pearson’s employment for any reason. Dr. Pearson’s employment also requires him to keep confidential all information pertaining to the business of the Company during and after his employment.

The Company has entered into an employment agreement with Christopher A. Wright, dated May 21, 2002, pursuant to which Mr. Wright is employed as Vice President of the Company and continues as President of Pinnacle Technologies, Inc. The agreement runs through May 31, 2007, unless the Company or Mr. Wright terminates his employment earlier. During the term of this agreement, Mr. Wright receives an annual base salary of not less than $150,000, and is eligible to receive an incentive bonus for each fiscal year equal to 3% of Pinnacle’s pre-tax earnings up to $5,000,000. Mr. Wright is entitled to three weeks of vacation per year, subject to the Company’s applicable policies. In addition, Mr. Wright was granted options to purchase 40,000 shares of the Company’s common stock under the Company’s 1996 Stock Option Plan for Key Employees as of the effective date of the Pinnacle transaction. In the event Mr. Wright’s employment is terminated, Mr. Wright will receive his earned but unpaid base salary, earned but unused vacation, and any un-reimbursed expenses. The employment agreement also contains a twelve-month non-solicitation covenant (with regard to employees, suppliers and clients) that would become effective upon termination of Mr. Wright’s employment for any reason.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004, about the Company’s Common Stock that may be issued upon the exercise of outstanding options under the 1996 Option Plan and the Pinnacle Option Plan and that are available for grants of restricted shares under the Restricted Stock Plan.

Number of securities
	Number of		remaining
	securities	Weighted-	available for future
	to be issued upon	average	issuance
	exercise of	exercise price	under
	outstanding	of outstanding	equity compensation plans
	options,	options,	(excluding securities
	warrants and	warrants and	reflected
Plan Category	rights	rights	in 1st column )
Equity compensation plans approved by security holders	272,250(1)	$35.39(1)	258,420(2)
Equity compensation plans not approved by security holders(3)	107,875	28.29	—
Total	380,125	33.38	258,420

(1)	Includes options issued under the 1996 Option Plan but does not include issued and outstanding restricted shares granted under the Restricted Stock Plan.

(2)	Represents 26,500 shares that may be issued pursuant to options to be granted under the 1996 Option Plan and 231,920 shares that may be granted as restricted shares under the Restricted Stock Plan.

(3)	Includes options issued under the Pinnacle Option Plan, which was assumed by the Company in the acquisition of Pinnacle Technologies, Inc. in May 2002. For additional information about this plan, see note 8 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

C. Mark Pearson, an officer and director of the Company, and Paul Vitek, Mark Edmunds and Christopher A. Wright, officers of the Company, each filed one Form 4 after the required filing date.

DIRECTORS’ FEES

Directors who are employees of the Company are not compensated for serving as Directors. Effective January 1, 2005, all

Directors who are not employees of the Company are paid $6,250 per calendar quarter plus $1,000 per meeting for attending meetings of the Board of Directors or meetings of any committee thereof not immediately preceding or following a meeting of the Board of Directors. In addition to their compensation as Directors, the Chairmen of the Audit and Compensation Committees each receive $10,000 annually as compensation for their service as Chairmen of these committees. In addition to his compensation as a Director, the Chairman of the Board of Directors receives $20,000 annually, paid in equal quarterly installments, as compensation for his service as Chairman of the Board. All Directors are reimbursed for reasonable out-of-pocket expenses incurred by them in attending meetings of the Board of Directors and its committees and otherwise in performing their duties as Directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Audit Committee of the Board of Directors has reappointed Ernst & Young LLP (“Ernst & Young”) as independent auditors to audit the financial statements of the Company for the current fiscal year. Ernst & Young has acted as auditors for the Company since its formation in 1987. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees. Ernst & Young’s fees for the Company’s annual audit and review of interim financial statements were $483,390 in 2004 and $225,350 in 2003.

Audit-Related Fees. Ernst & Young’s fees for audit-related services were $15,000 during 2004 and $12,000 during 2003. Audit-related services for 2004 include fees for employee benefit plan audits. Audit-related services for 2003 include fees for employee benefit plan audits and work regarding SEC registration statements.

Tax Fees. Ernst & Young’s fees for tax services were $104,082 during 2004 and $85,253 during 2003. Tax services primarily involve assistance with tax return compliance.

All Other Fees. Ernst & Young’s fees for all other products and services were $2,408 during 2004 and $0 during 2003. These other products and services include various consultation services.

The Audit Committee and the Board of Directors recommend the shareholders vote “FOR” such ratification.

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to CARBO Ceramics Inc. shareholders during the period beginning December 31, 1999, and ending December 31, 2004, as well as an overall stock market index (the S&P 500 Index) and two peer-group indices (the S&P Small Cap 600 Index, Oil and Gas Equipment and Services sub-industry group, and Oil and Gas Field Service Stocks, Source: Media General Financial Services):

The stock performance graph assumes $100 was invested on December 31, 1999. For CARBO Ceramics Inc., the December 31, 1999 closing price of $21.875 per share was used to establish the value as of December 31, 1999.

The above presentation includes Oil and Gas Field Service Stocks, Source: Media General Financial Services for historical reference purposes. It is our intention to discontinue inclusion of this peer group in the future and replace it with the S&P Small Cap 600 Index, Oil and Gas Equipment and Services sub-industry group, which more accurately reflects the Company’s peer group.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

ANNEX A

Charter for Audit Committee

I.	Statement of Purpose

     The Audit Committee is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to:

     (i) the integrity of the Company’s financial statements and financial reporting process, and the Company’s systems of internal accounting and financial controls;

     (ii) the performance of the internal audit services function;

     (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors, and the evaluation of the independent auditors’ qualifications, independence, and performance;

     (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures;

     (v) the evaluation of enterprise risk issues; and

     (vi) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the Committee required to be included in the Company’s annual proxy statement.

     In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits, or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

II.	Organization

     A. Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

     B. Members. The members of the Committee shall be appointed by the Board of Directors and shall number at least three, who meet the independence, experience, and expertise requirements of the New York Stock Exchange and applicable law. The Board of Directors shall also designate a Committee Chairperson.

     C. Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required. In planning the annual schedule of meetings, the Committee shall ensure that sufficient opportunities exist for its members to meet separately with the independent auditors and/or the head of internal audit (or internal audit service providers), without management present; to meet separately with management, without the independent auditors and/or the head of internal audit (or internal audit service providers) present; and to meet in private with only the Committee members present.

     D. Quorum; Action by Committee. A quorum at any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called or held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

     E. Agenda, Minutes and Reports. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee, and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of

Directors.

     F. Performance Evaluation. The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

III.	Responsibilities

The following shall be the principal responsibilities of the Audit Committee:

     A. Engagement of Independent Auditors. The Committee shall engage the independent auditors, including in connection with any non-audit services, and oversee, evaluate, and, where appropriate, replace the independent auditors. The Committee shall approve the fees paid to the independent auditors, including in connection with any non-audit services.

     B. Determination as to Independence and Performance of Independent Auditors. The Committee shall receive periodic reports from the independent auditors as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which shall be not less frequently than annually. The Committee shall discuss such reports with the auditors, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditors. The Committee shall review the performance of the Company’s independent auditors annually. In doing so, the Committee shall consult with management and the head of internal audit, and shall obtain and review a report by the independent auditors describing their internal control procedures, issues raised by their most recent internal quality control review, peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of the independent auditors. The Committee shall consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis. Any selection of the auditors by the Committee may be subject to shareholders’ approval, as determined by the Board of Directors.

     C. Determination as to Performance of Internal Auditors. The Committee shall annually review the experience and qualifications of the senior members of the internal auditors, and the quality control procedures of the internal auditors. If the internal audit services are outsourced, the Committee shall be responsible for the engagement, evaluation, and termination of the internal audit service providers and shall approve fees paid to the internal audit service providers. As part of its responsibility to evaluate any internal audit service providers, the Committee shall review the quality control procedures applicable to the service providers. The Committee shall also obtain not less frequently than annually a report of the service providers addressing such service providers’ internal control procedures, issues raised by their most recent internal quality control review, or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of such service providers.

     D. Audits by Internal and Independent Auditors. The Committee shall discuss with the internal auditor or audit service providers and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management, the internal auditor or audit service providers and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Committee shall review with management and the independent auditors management’s annual internal control report, including any attestation of same by the independent auditors. Management and the internal auditor or audit service providers shall report periodically to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls, and any fraud (regardless of materiality) involving persons having a significant role in the internals controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

     E. Pre-Approval of Audit and Non-Audit Services. The Committee shall approve guidelines for the retention of the independent auditors for any non-audit service and the fee for such service, and shall determine procedures for the approval of audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards. The committee hereby delegates the authority for approval for any non-audit services and the fee for such non-audit services to the Chairman. The Chairman shall report the approval of any such non-audit services and fees to the Committee at its next scheduled meeting.

     F. Review of Disclosure Controls and Procedures. The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures, and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

     G. Review of Annual SEC Filings. The Committee shall review with management and the independent auditors the financial information to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and the adequacy of internal controls. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Committee may discuss with the national office of the independent auditors issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K.

     H. Review of Quarterly SEC Filings and Other Communications. The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review the Company’s earnings, press releases and financial information, and earnings guidance periodically provided to analysts and rating agencies (which may consist of a discussion of the types of information to be provided and types of presentation to be made) to the extent required by applicable law or listing standards. The Committee shall also discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71.

     I. Review of Certain Matters with Internal and Independent Auditors. The Committee shall review periodically with management, the internal auditor or audit service providers, and independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

     J. Consultation with Independent Auditors. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise, and any management letter provided by the auditors and the Company’s response to that letter. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors, and adjustments that were proposed but “passed”, regardless of materiality.

     K. Preparation of Report for Proxy Statement. The Committee shall produce the report required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

     L. Policies for Employment of Former Audit Staff. The Committee shall approve guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

     M. Establishment of “Whistleblowing” Procedures. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     N. Review of Legal and Regulatory Compliance. The Committee shall periodically review with management, including the Chief Corporate Counsel, and the independent auditors, any correspondence with, or other action by, regulators or governmental agencies, and any employee complaints or published reports, which raise concerns regarding the Company’s financial statements, accounting or auditing matters, or compliance with the Company’s Code of Business Conduct and Ethics. The Committee shall also meet periodically and separately with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

     O. Review of Certain Transactions with Directors and Related Parties. The Committee shall review periodically, but no less frequently than annually, a summary of the Company’s transactions with Directors and officers of the Company, and with firms that employ Directors, as well as any other material related party transactions.

     P. Compliance with Code of Business Conduct and Ethics The Committee shall review annually a summary of compliance with the Company’s Code of Business Conduct and Ethics.

     Q. Access to Records, Consultants and Others. The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company; (ii) to retain outside legal, accounting, or other consultants to advise the Committee; and (iii) to request any officer or employee of the Company, the Company’s outside counsel, internal auditor, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     R. Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

     S. Other Delegated Responsibilities. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

			Please Mark		☐
Here for
Address
Change
or Comments

SEE REVERSE SIDE

1.	To elect seven Directors. The Board of Directors recommends a vote FOR the nominees listed below.

01 Claude E. Cooke, Jr.
02 Chad C. Deaton
03 H. E. Lentz, Jr.
04 William C. Morris

05 John J. Murphy
06 C. Mark Pearson
07 Robert S. Rubin	FOR all nominees listed ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐
2.  Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2005.

3.  In their discretion to vote upon such other business as may properly come before the meeting.
			FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

Exceptions

The Board of Directors recommends that you vote FOR the nominees and the proposal listed above. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees and the proposal.

DATED:___________________________________________________, 2005

(SIGNATURE OF SHAREHOLDER)

(SIGNATURE IF HELD JOINTLY)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CARBO CERAMICS INC.

     The undersigned hereby appoints C. Mark Pearson and Paul G. Vitek, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of CARBO Ceramics Inc., held of record by the undersigned on February 15, 2005, at the Annual Meeting of Shareholders to be held on April 19, 2005, or any adjournment or continuation thereof.

(PLEASE SEE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

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